Exhibit 107

Calculation of Fling Fee Tables

Form S-3

(Form Type)

Digital Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Digital Realty Trust, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

	Digital Realty Trust, Inc.

Fees to Be Paid:	Equity	Common Stock, $0.01 par value per share, of Digital Realty Trust, Inc. (1)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock, $0.01 par value per share, of Digital Realty Trust, Inc. (4)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Depositary Shares of Digital Realty Trust, Inc.	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Warrants	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Guarantees of Debt Securities of Digital Realty Trust, L.P. (6)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Digital Realty Trust, L.P.
	Debt	Debt Securities of Digital Realty Trust, L.P. (5)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	—	—	—	—	—	—	—

	Total Offering Amounts:							(2)

	Total Fees Previously Paid:							—

	Total Fee Offsets:							—

	Net Fee Due:							(3)

(1)

Includes shares of common stock of Digital Realty Trust, Inc., if any, issuable upon conversion, exchange, exercise or settlement of the preferred stock, debt securities or warrants whose offer and sale are registered by the registration statement to which this exhibit is attached.

(2)

The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance, including upon exercise, conversion, exchange or settlement of other securities or as part of units.

(3)	The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r).
(4)

Includes shares of preferred stock of Digital Realty Trust, Inc., if any, issuable upon conversion, exchange, exercise or settlement of any other class or series of preferred stock, or of any debt securities or warrants, whose offer and sale are registered by the registration statement to which this exhibit is attached.

(5)

The debt securities will be issued by Digital Realty Trust, L.P., a majority-owned subsidiary of Digital Realty Trust, Inc. The debt securities offered by Digital Realty Trust, L.P. may be accompanied by a guarantee issued by Digital Realty Trust, Inc.

(6)	No separate consideration will be received for the guarantee. Pursuant to Rule 457(a) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.